SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 31, 2008

TRUE NORTH ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 ALLEN CENTER, 1200 SMITH STREET	77002
16TH FLOOR, HOUSTON, TEXAS	(Zip Code)
(Address of principal executive offices)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in our Form 8-K dated September 18, 2007, which is incorporated by reference herein, on September 18, 2007 we and our wholly-owned subsidiary, ICF Energy Corporation (“ICF”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Valens U.S. SPV I, LLC (“Valens US”), a Delaware limited liability company in its capacity as Agent and with Valens US and Valens Offshore SPV II, Corp. in their capacities as purchasers (the “Purchasers”). Pursuant to the Securities Purchase Agreement, we and ICF sold secured term notes (the “Secured Notes”) to the Purchasers in the aggregate principal amount of $3,750,000, following which the Purchasers became our and ICF's senior secured lenders. As of March 31, 2008 the aggregate outstanding principal amount under the Secured Notes was $3,506,883. On March 31, 2008 the Purchasers made an additional advance to us in the aggregate amount of $425,000. The September 18, 2007 and March 31, 2008 advances are now evidenced by March 31, 2008 Amended and Restated Notes in the aggregate principal amount of $3,931,883.

In consideration of the March 31, 2008 advance we paid certain fees and expenses aggregating to approximately $34,370 to the Purchasers and affiliated parties and issued an aggregate of 1,739,130 shares of our restricted common stock (the “Shares”) to the Purchasers. In connection therewith, we entered into a March 31, 2008 Registration Rights Agreement with the Purchasers pursuant to which we granted the Purchasers demand registration rights with respect to the Shares. The demand registration rights are exercisable in the event the Purchasers determine that they are unable to sell all of the Shares pursuant to Rule 144 under the Securities Act of 1933, as amended, and may be exercised at any time after May 30, 2008. Upon receipt of a demand notice from the Purchasers, we are required to file a registration statement covering the resale of the Shares no more than 30 days thereafter and to have the registration statement declared effective no later than 30 days following the filing date in the event the SEC determines not to review the registration statement or 90 days following the filing date if the SEC determines to review the registration statement. Notwithstanding the foregoing, we shall have 120 days following the filing date to have the registration statement declared effective if the SEC issues more than two comment letters on the registration statement. Our failure to file the registration statement on time, have it declared effective on time, or maintain its effectiveness, will result in our having to pay liquidated damages to the Purchasers in an amount equal to $4,250 for each 30 days period (prorated for partial periods) that we are in default subject to a maximum cap of $42,500. We are not obligated to effect more than two demand registrations under the Registration Rights Agreement.

ITEM 3.01	UNREGISTERED SALES OF EQUITY SECURITIES

As discussed in greater detail in Item 1.01 hereof, we issued 1,739,130 shares of common stock in connection with the March 31, 2008 $425,000 advance to us by the Valens entities. All of these issuances were made in reliance on Section 4(2) of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 4.1	$1,964.195.80 Amended and Restated Secured Term Note of Registrant and ICF Energy Corp. dated March 31, 2008 issued to Valens Offshore SPV II, Corp.

Exhibit 4.2	$1,967,687.04 Amended and Restated Secured Term Note of Registrant and ICF Energy Corp. dated March 31, 2008 issued to Valens U.S. SPV I, LLC

Exhibit 10.1	Registration Rights Agreement dated as of March 31, 2008 among Registrant, Valens Offshore SPV II, Corp. and Valens U.S. SPV I, LLC

Exhibit 10.2	Funds Escrow Agreement dated as of March 31, 2008 among Registrant, ICF Energy Corporation, Valens U.S. SPV I, LLC, Valens Offshore SPV II, Corp. and Loeb & Loeb, LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Dated: April 3, 2008	By:	/s/ John Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer